Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT
JOINDER AGREEMENT

WHEREAS, Western Investment LLC (“Western Investment”), Western Investment Hedged Partners L.P., a Delaware limited partnership, Western Investment Total Return Partners L.P., a Delaware limited partnership, Western Investment Total Return Fund Ltd., a Cayman Islands corporation, Arthur D. Lipson, Robert H. Daniels, Gregory R. Dube and Neil Chelo entered into a Joint Filing and Solicitation Agreement on February 26, 2010 (the “Agreement”) for the purpose of soliciting proxies or written consents for the election of the persons nominated by Western Investment to the Board of Directors at the 2010 annual meeting of shareholders of DWS RREEF World Real Estate & Tactical Strategies Fund, Inc., a Maryland corporation (the “Fund”), and for the shareholder proposal submitted by Western Investment to the Fund to be voted on by shareholders at the 2010 annual meeting;

WHEREAS, Benchmark Plus Institutional Partners, L.L.C., Benchmark Plus Management, L.L.C., Scott Franzblau and Robert Ferguson (the “New Members”) wish to join the Group (as defined in the Agreement).

NOW, IT IS AGREED, this 10th day of May 2010 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the New Members agree to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Fund to the extent required under applicable securities laws.  The New Members agree to be bound by the other terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

2.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

WESTERN INVESTMENT LLC

By:	/s/ Arthur D. Lipson
	Name:	Arthur D. Lipson
	Title:	Managing Member

BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.

By:	Benchmark Plus Management, L.L.C.
Managing Member

By:	/s/ Robert Ferguson
	Name:	Robert Ferguson
	Title:	Managing Member

By:	/s/ Scott Franzblau
	Name:	Scott Franzblau
	Title:	Managing Member

BENCHMARK PLUS MANAGEMENT, L.L.C.

By:	/s/ Robert Ferguson
	Name:	Robert Ferguson
	Title:	Managing Member

By:	/s/ Scott Franzblau
	Name:	Scott Franzblau
	Title:	Managing Member

/s/ Robert Ferguson
ROBERT FERGUSON

/s/ Scott Franzblau
SCOTT FRANZBLAU